UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)August 1, 2008

Duckwall-ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage

Abilene, Kansas 67410-2832

(Address of principal executive offices) (Zip Code)

(785) 263-3350

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2008, Tony Corradi resigned from his position as Senior Vice President of Information Technology and Supply Chain of Duckwall-ALCO Stores, Inc. (the “Company”). The Company has not yet hired a replacement for Mr. Corradi.

On August 1, 2008, the Company and Mr. Corradi also entered into a Consulting Agreement. The Consulting Agreement provides that the Company shall pay Mr. Corradi on an hourly basis for consulting services that Mr. Corradi shall provide to the Company. Mr. Corradi shall receive no other benefits from the Company, except as set forth in the Consulting Agreement. The Consulting Agreement shall be in effect until a replacement for Mr. Corradi is appointed. The consulting arrangement between Mr. Corradi and the Company is subject in its entirety to the actual Consulting Agreement, a copy of which is filed under Item 9.01 of this Form 8-K Current Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Exhibits.

(d) Exhibits

99.1	Consulting Agreement dated August 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCKWALL-ALCO STORES, INC.

Date: August 1, 2008	By: /s/ Larry Zigerelli
Larry Zigerelli
President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Consulting Agreement dated August 1, 2008.